EXHIBIT 99.1

Contacts:
JOHN H. PELUSI JR.	GREGORY R. CONLEY	MYRA F. MOREN
Chief Executive Officer	Chief Financial Officer	Director, Investor Relations
(412) 281-8714	(412) 281-8714	(713) 852-3500
jpelusi@hfflp.com	gconley@hfflp.com	mmoren@hfflp.com
HFF reports full year 2006 financial and transaction production results
PITTSBURGH, PA — HFF, Inc. (NYSE: HF) reported today its financial and production volume results for the full year of 2006. The Company, through its operating partnerships, Holliday Fenoglio Fowler, L.P. (HFF LP) and HFF Securities, L.P. (HFF Securities), is a leading provider of commercial real estate and capital markets services to the U.S. commercial real estate industry based on transaction volume and one of the largest full-service commercial real estate financial intermediaries in the country.
Combined Earnings
The Company’s net income reported for 2006 was $51.6 million, compared with $48.1 million for the same period in 2005. Revenue for the full year 2006 was $229.7 million, an increase of $23.9 million or 11.6% over the comparable period for 2005. Operating Income was $54.8 million for 2006, an increase of $6.6 million or 13.6% compared with the same period for 2005. EBITDA was $58.2 million, an increase of $7.1 million or 14.0% compared to the same period last year.
     Interest expense of $3.5 million for the full year 2006 was $3.4 million higher than the $0.1 million in interest expense for the comparable period for 2005 due to higher debt balance throughout the year compared to 2005.
     These financial results are based on the combined financial results of the operating partnerships. In February 2007, the Company completed an initial public offering by issuing 16,445,000 shares of Class A common stock at a price of $18.00 per share, the proceeds of which, after deducting underwriting discounts and offering expenses, were used to purchase from HFF Holdings, LLC all of the shares of Holliday GP, the general partner of the operating partnerships, and partnership units representing approximately 45% of each of the operating partnerships (including partnership units in the operating partnerships held by Holliday GP). HFF Holdings, LLC used a portion of these proceeds to repay all outstanding borrowings under HFF, LP’s credit agreement.

HFF reports full year 2006 financial results

     The financial results presented in this earnings press release reflect the financial position and results of operations as if Holliday GP, the operating partnerships, and HFF, Inc. were combined for all periods presented. For a discussion of the adjustments relating to the reorganization transactions, see Note (1) to the financial statement included in this earnings press release. For more information regarding the transactions associated with the initial public offering, please refer to the Company’s prospectus filed with the Securities and Exchange Commission on January 31, 2007.
HFF, Inc.
Combined Operating Results (1)
For the Years Ended December 31, 2006 and 2005
(dollars in thousands)

	December 31st
	2006	2005
Revenue	$229,697	$205,848

Operating expenses:
Cost of Services	130,708	119,106
Operating, administrative and other	41,389	35,918
Depreciation and amortization	2,806	2,595

Operating income	54,794	48,229

Interest and other income	632	274
Interest expense	(3,541)	(80)

Income before taxes	51,885	48,423

Income tax expense	332	288

Net income	$51,553	$48,135

EBITDA	$58,232	$51,098

Production Volume and Loan Servicing Summary
Production volume for the full year of 2006 totaled a record $36.4 billion in 1,300 transactions, a 14.7% increase over the $31.8 billion in transactions for 2005.
•	Debt Placements achieved another record year of production volume with the closing of more than $22 billion in transactions.

•	Investment Sales activity reached in excess of $10 billion, which represented a 33% increase over 2005 volume.

•	Structured Finance activity reached close to $3 billion posting a 52% gain over 2005’s volume.

HFF reports full year 2006 financial results

•	Note Sales and Note Sale Advisory Services achieved more than $410 million in volume for 2006, a 341% gain over 2005 volume.

•	HFF Securities also showed substantial growth with close to $930 million of private equity, investment banking and advisory services transaction volume in 2006, a 460% increase over 2005 volume.

•	The principal balance of HFF’s Loan Servicing portfolio increased nearly 21% from $14.9 billion at year-end 2005 to over $18.0 billion at year-end 2006.
Production Volume by Platform

	(dollars in thousands)
By Platform	Year End 2006		Year End 2005
	Volume	# of Deals	Volume	# of Deals
Debt Placement	$22,116,288	1,010	$22,027,504	1,152
Investment Sales	$10,141,200	186	$7,606,145	188
Structured Finance	$2,858,213	95	$1,886,144	119
Note Sales & Note Sale Advisory	$414,045	2	$93,900	4
Private Equity, Inv Banking & Advisory Svcs	$926,500	7	$165,400	9

	$36,456,246	1,300	$31,779,093	1,472
Average Deal Size	$28,043		$21,589

Loan Servicing Portfolio Balance	$18,025,182	1,752	$14,889,963	1,539
Business Expansion Highlights
HFF expanded its reach in 2006 through the hiring of 87 associates including 10 transaction professionals. Additionally, the firm expanded its geographic foothold on the West Coast with the opening of a San Francisco office.
     “The real estate capital markets continue to be healthy and very liquid. We believe HFF is well positioned to benefit from this environment, which is evidenced by our 2006 production volume and strong financial results,” stated John Pelusi, CEO of HFF, Inc.
     “We would like to thank all of our clients for helping us achieve a record year in production volumes across all of our platform services in 2006, and we look forward to continuing to serve the needs of our clients in the coming year,” Mr. Pelusi added.
Non-GAAP Financial Measures
This earnings press release contains a Non-GAAP measure, EBITDA, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an

HFF reports full year 2006 financial results

alternative to the Company’s other financial information determined under GAAP. For a description of the Company’s use of EBITDA and a reconciliation of EBITDA with Net Income, see the section of this press release titled “EBITDA Reconciliation”.
Earnings Conference Call
The Company’s management will hold a conference call to discuss 2006 financial results on Tuesday, March 13th, at 11:30 a.m. Eastern Time. To listen, participants should dial 800-901-5241 in the U.S and 617-786-2963 for international callers approximately 10 minutes prior to the start of the call and enter participant code 33520353. A replay will become available after 1:30 p.m. Eastern Time on March 13th and will continue through April 13th, 2007, by dialing 888-286-8010 and entering confirmation code 91987244.
     The live broadcast of the Company’s quarterly conference call will be available online at www.hfflp.com on Tuesday, March 13th beginning at 11:30 a.m. Eastern Time.
About HFF
Through its subsidiaries Holliday Fenoglio Fowler, L.P. and HFF Securities L.P., HFF operates out of 18 offices nationwide and is a leading provider of commercial real estate and capital market services to the U.S. commercial real estate industry. HFF offers clients a fully integrated national capital markets platform including debt placement, investment sales, structured finance, private equity, note sale and note sales advisory services and commercial loan servicing.
     Certain statements in this earnings press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this earnings press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this earnings press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: (1) general economic conditions and commercial real estate market conditions; (2) the Company’s ability to retain and attract transaction professionals; (3) the Company’s ability to retain its business philosophy and partnership culture and other risks associate with our transformation to a public company; (4) competitive pressures; (5) risks related to our organizational structure, and (6) other factors discussed in our public filings, including the risk factors included in the Company’s prospectus filed with the Securities and Exchange Commission on January 31, 2007. Such information and filings are available publicly and may be obtained from the Company’s Web site at www.hfflp.com.

HFF reports full year 2006 financial results

HFF, Inc.
Combined Operating Results (1)
For the Year Ended December 31, 2006
(dollars in thousands)

	HFF Holdings,	Adjustments for	HFF, Inc.
	LLC	Reorganization	Combined
Revenue	$229,697	$—	$229,697

Operating expenses:
Cost of services	130,708	—	130,708
Operating, administrative and other	44,514	(3,125)	41,389
Depreciation and amortization	2,806	—	2,806

Operating income	51,669	3,125	54,794

Interest and other income	2,339	(1,707)	632
Interest expense	(3,541)	—	(3,541)

Income before taxes	50,467	1,418	51,885

Income tax expense	774	(442)	332

Net income	$49,693	$1,860	$51,553

EBITDA	$56,814	$1,418	$58,232

HFF, Inc.
Combined Operating Results (1)
For the Year Ended December 31, 2005
(dollars in thousands)

	HFF Holdings,	Adjustments for	HFF, Inc.
	LLC	Reorganization	Combined

Revenue	$205,848	$—	$205,848

Operating expenses:
Cost of services	119,106	—	119,106
Operating, administrative and other	37,445	(1,527)	35,918
Depreciation and amortization	2,735	(140)	2,595

Operating income	46,562	1,667	48,229

Interest and other income	1,267	(993)	274
Interest expense	(271)	191	(80)

Income before taxes	47,558	865	48,423

Income tax expense	715	(427)	288

Net income	$46,843	$1,292	$48,135

EBITDA	$50,564	$534	$51,098

HFF reports full year 2006 financial results

HFF, Inc.
Combined Balance Sheet (1)
As of December 31, 2006
(dollars in thousands)

	HFF		Adjustments
	Holdings,		for	HFF, Inc.
	LLC	HFF, Inc. (2)	Reorganization	Combined
ASSETS
Cash, cash equivalents and restricted cash	$60,683	$—	$(54,898)	$5,785
Accounts receivable and prepaids	10,351		(3,310)	7,041
Receivable from affiliate	—		3,003	3,003
Mortgage notes receivable	125,700			125,700
Property, plant and equipment, net	5,040			5,040
Intangible assets, net	7,005			7,005
Other noncurrent assets	728			728

	$209,507	$—	$(55,205)	$154,302

LIABILITIES AND STOCKHOLDERS/MEMBERS’/ PARTNERS’ EQUITY
Warehouse line of credit	$125,700			$125,700
Accrued compensation, accounts payable and other current liabilities	13,964		(110)	13,854
Long-term debt (includes current portion) (3)	56,484			56,484
Deferred rent credit and other liabilities	2,842		(260)	2,582

Total liabilities	198,990	—	(370)	198,620
Members’ equity / (deficiency)	10,517	—	(10,517)	—
Partners’ (deficiency)	—	—	(44,318)	(44,318)
Class A Common Stock, par value $0.01 per share, 1,000 shares authorized, 1 share issued and outstanding	—	—	—	—
Additional paid in capital	—	—	—	—
Retained earnings	—	—	—	—

Total stockholders/members’/partners’ equity (deficit) (3)	10,517	—	(54,835)	(44,318)

	$209,507	$—	$(55,205)	$154,302

HFF reports full year 2006 financial results

HFF, Inc.
Combined Balance Sheet (1)
As of December 31, 2005
(dollars in thousands)

	HFF Holdings,		Adjustments for	HFF, Inc.
	LLC	HFF, Inc. (2)	Reorganization	Combined
ASSETS
Cash, cash equivalents and restricted cash	$59,984		$(50,759)	$9,225
Accounts receivable and prepaids	3,612		(1,020)	2,592
Receivable from affiliate	—		468	468
Mortgage notes receivable	14,700			14,700
Property, plant and equipment, net	4,276			4,276
Intangible assets, net	6,601			6,601
Other noncurrent assets	768			768

	$89,941	$—	$(51,311)	$38,630

LIABILITIES AND STOCKHOLDERS/MEMBERS’/ PARTNERS’ EQUITY
Warehouse line of credit	$14,700			$14,700
Accrued compensation, accounts payable and other current liabilities	12,157		(122)	12,035
Long-term debt (includes current portion)	272			272
Deferred rent credit and other liabilities	2,774		(260)	2,514

Total liabilities	29,903	—	(382)	29,521
Members’ equity / (definciency)	60,038		(60,038)	—
Partners’ equity	—	—	9,109	9,109
Class A Common Stock, par value $0.01 per share, 1,000 shares authorized, 1 share issued and outstanding	—	—	—	—
Additional paid in capital	—	—	—	—
Retained earnings	—	—	—	—

Total stockholders/members’/partners’ equity (deficit)	60,038	—	(50,929)	9,109

	$89,941	$—	$(51,311)	$38,630

HFF reports full year 2006 financial results

Notes

(1)	HFF, Inc.’s combined operating results and balance sheets for all periods presented herein give effect to the reorganization transactions made in connection with its initial public offering. The adjustments for the reorganization include the elimination of the financial results of HFF Holdings LLC and Holdings Sub from the historical consolidated financial statements. In connection with the initial public offering consummated in February 2007, the purchase of shares of Holliday GP and partnership units in each of the operating partnerships will be treated as a reorganization under common control for financial purposes. Accordingly, the net assets of HFF Holdings purchased by HFF, Inc. will be reported in the consolidated financial statement of HFF, Inc. at HFF Holding’s historical cost. For more information regarding the transactions associated with the initial public offering, please refer to the Company’s prospectus filed with the Securities and Exchange Commission on January 31, 2007.

(2)	HFF, Inc., a Delaware corporation was formed in November 2006 in connection with its initial public offering of Class A common stock. Prior to the initial public offering, HFF, Inc. did not engage in any business or other activities except in connection with its formation.

(3)	HFF Holdings, LLC used a portion of the proceeds it received in connection with the initial public offering to repay all outstanding borrowings under HFF, LP’s credit agreement.
EBITDA Reconciliation
The Company defines EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization. The Company uses EBITDA in its business operations to, among other things, evaluate the performance of its business, develop budgets and measure its performance against those budgets. The Company also believes that analysts and investors use EBITDA as a supplemental measure to evaluate a Company’s overall operating performance. However, EBITDA has material limitations as an analytical tool and you should not consider this in isolation, or as a substitute for analysis of our results as reported under GAAP. The Company finds it as a useful tool to assist in evaluating performance because it eliminates items related to capital structure and taxes. The items that the Company has eliminated from net income in determining EBITDA are interest expense, income taxes, depreciation of fixed assets and amortization of intangible assets. Note that the Company classifies the interest on the warehouse line of credit as an operating expense and, accordingly, it is not eliminated from net income in determining EBITDA. However, some of these eliminated items are significant to the Company’s business. For example, (i) interest expense is a necessary element of the Company’s costs and ability to generate revenue because it incurs interest expense related to any outstanding indebtedness, (ii) payment of income taxes is a necessary element of the Company’s costs and (iii) depreciation and amortization are necessary elements of the Company’s costs.. Any measure that eliminates components of the Company’s capital structure and costs associated with carrying significant amounts of fixed assets on the Company’s balance sheet

HFF reports full year 2006 financial results

has material limitations as a performance measure. In light of the foregoing limitations, the Company does not rely solely on EBITDA as a performance measure and also considers its GAAP results. EBITDA is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other measures derived in accordance with GAAP. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.
     Set forth below is an unaudited reconciliation of combined net income to EBITDA for HFF, Inc. for the periods presented.

	(dollars in thousands)
	2006	2005

Net income	$51,553	$48,135
Add:
Interest expense	3,541	80
Income tax expense	332	288
Depreciation and amortization	2,806	2,595

EBITDA	$58,232	$51,098

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